Exhibit 99.1

Second Sight Announces Final CMS Hospital Outpatient Payment Rate for 2017 and
Two New CPT Codes for Programming the Argus II Retinal Prosthesis System

SYLMAR, Calif.--(BUSINESS WIRE)-- Second Sight Medical Products, Inc. (NASDAQ:EYES) ("Second Sight"), a developer, manufacturer and marketer of implantable visual prosthetics that provide a form of useful vision to blind patients, today announced that the Centers for Medicare & Medicaid Services (CMS) finalized its Medicare hospital outpatient payment rate of $150,000.50 for calendar year 2017. The payment for the surgical procedure includes the cost of the Argus® II Retinal Prosthesis System ("Argus II").

In addition, the Company announced that the American Medical Association (AMA) Current Procedural Terminology (CPT®) Editorial Panel approved two new Category III CPT codes for initial programming and subsequent reprogramming of the Argus II.

These CPT codes will be used by clinicians to report and bill for custom programming and reprogramming the Argus II to meet the unique needs of each patient. With the addition of these two new CPT codes for post-operative programming and reprogramming services, clinicians will be able to report and bill all services relating to implantation and programming the Argus II. The new CPT codes will be published on January 1, 2017 and can be reported by clinicians beginning on July 1, 2017. Previously, the Company obtained a Category III CPT code for the implantation procedure.

"We are very pleased that we have had the support of the American Academy of Ophthalmology in achieving these important milestones in our reimbursement strategy. With the AMA CPT Editorial Panel's approval of the two new CPT codes, the billing process is simplified. Our clinicians will be able to simply report one of these new codes to bill for custom programming and reprogramming the Argus II after implantation. In addition, with CMS' announcement of the 2017 hospital outpatient payment rate, the hospitals will be more appropriately reimbursed for providing this important service to blind RP patients," said Will McGuire, President and CEO of Second Sight.

About the Argus® II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some useful vision. The system is controlled by software and is upgradeable, which may provide improved performance as new algorithms are developed and tested. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Austria, Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom and the United States.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and now manufactures and markets the Argus® II Retinal Prosthesis System. Enrollment has been completed in a feasibility trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "potentially," "objectives," and similar expressions or the negative versions thereof and which also may be identified by their context. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the Company's Annual Report on Form 10-K as filed on March 11, 2016, as amended on August 8, 2016, and the Company's other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating the Company's forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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For Second Sight:
Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
President
lwilson@insitecony.com
or
Individual Investors
MZ North America
Greg Falesnik, 949-385-6449
Senior Vice President
greg.falesnik@mzgroup.us
or
Media
Pascale Communications, LLC
Allison Potter Howell, 412-228-1678
Manager of Professional Relations
allison@pascalecommunications.com

Source: Second Sight Medical Products, Inc.